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                                                                    Exhibit 1.1

                      CENTRAL TRACTOR FARM & COUNTRY, INC.


                           ___% SENIOR NOTES DUE 2007


                             UNDERWRITING AGREEMENT

                                                                  March __, 1997



NationsBanc Capital Markets, Inc.
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

Dear Sirs:

     Central Tractor Farm & Country, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to NationsBanc Capital Markets, Inc. (the "Underwriter") $100.0 million principal amount of its ___% Senior Notes due 2007 (the "Securities"). The Securities are to be issued pursuant to the provisions of an indenture dated as of March ___, 1997 (the "Indenture") between the Company, as issuer, and Marine Midland Bank, as Trustee (the "Trustee").

     SECTION 1. INTRODUCTION. The Securities are being issued and sold in connection with the acquisition (the "Acquisition") of the Company by JWC Acquisition I, Inc., a Delaware corporation ("JWCAC"), an indirect subsidiary of J.W. Childs Equity Partners, L.P. ("Childs"), pursuant to a merger agreement, dated November 27, 1996 (the "Merger Agreement") among the Company, JWCAC and Childs. The Merger Agreement provides for (i) the purchase by JWCAC (the "Initial Stock Purchase") of 1,048,214 shares of common stock, par value $.01 per share, of the Company ("Company Stock") owned by Butler Capital Corporation and its affiliates (collectively, the "Shareholder") at a price per share of Company Stock of $14.00, (ii) following the expiration of all applicable regulatory waiting periods, the purchase by Company (the "Additional Stock Purchase") of (x) 5,783,515 shares of the Company Stock from the Shareholder at a price per share of Company Stock of $14.00 and (y) warrants (the "Warrants") to purchase 230,523 shares of Company Stock from the Shareholder at a price per share of Company Stock of $14.00 (or approximately $10.40 per share net of the exercise price), (iii) concurrently with the Additional Stock Purchase, the retirement by the Company (the "Note Retirement") of the $16.0 million aggregate principal amount 7% Convertible Subordinated Notes due 2002 (the "Convertible Note") issued by the Company to the Shareholder at an aggregate price of $16.0 million, plus accrued interest, (iv) on January 2, 1997, the purchase by JWCAC of 146,299 shares of Company Stock from certain members of senior management (the "Management Stock Purchase" and, collectively with the Initial Stock Purchase and the Additional Stock Purchase, the "Stock Purchase") of the Company at a price per share of Company Stock of $14.00 and (v) on the Closing Date of the Offering, the merger (the "Merger") of the Company and JWCAC, with the Company surviving such Merger. Certain members of management of the Company have agreed to exchange their equity securities in the Company (on the basis of $14.00 per share) for equity securities in CT Holding, Inc., a Delaware corporation ("Holding"), the parent corporation of JWCAC, in connection with the consummation of the Merger. Pursuant to the Merger, each remaining share of outstanding Company Stock will be converted into the right to receive $14.25.



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     Approximately $14.7 million of funds have been used to consummate the
Initial Stock Purchase all of which has been provided through the issuance and sale of common stock of Holding for cash, the proceeds of which were contributed to the common equity of JWCAC (the "Initial Stock Purchase Financing"). Approximately $104.0 million in additional funds have been used to effect the Additional Stock Purchase, the Management Stock Purchase and the Note Retirement, to pay the costs and expenses related to the Additional Stock Purchase and the Management Stock Purchase and to provide for ongoing debt service after completion of the Additional Stock Purchase and the Management Stock Purchase. Of such amount: (i) approximately $65.4 million has been provided through the issuance and sale of equity of Holding of which (x) approximately $55.4 million has been provided through the issuance and sale of common stock of Holding (the net cash proceeds of which has been contributed the common equity of JWCAC (the "Common Equity Financing"), and (y) approximately $10.0 million has been provided through the issuance and sale for cash of preferred stock of Holding (the "Preferred Equity Financing" and, collectively with the Stock Purchase Financing and the Common Equity Financing, the "Equity Financing"); and (ii) up to $38.0 million has been provided through revolving loan facilities made available to the Company (such facilities being referred to herein as the "New Credit Facility"). The Acquisition, the Stock Purchase, the Note Retirement, the Merger, the Equity Financing and the New Credit Facility are herein collectively referred to as the "Transaction."

     The Merger Agreement and the documents entered into in connection therewith including, without limitation, the agreements attached thereto as exhibits, are herein collectively referred to as the "Merger Documents." This Agreement, the Securities and the Indenture are herein collectively referred to as the "Offering Documents." The Offering Documents, the New Credit Facility, the Merger Documents and the documents pursuant to which the Equity Financing and the Note Retirement have been and will be consummated are herein collectively referred to as the "Transaction Documents." The time of the concurrent consummation of the Merger and the Offering is referred to herein as the "Effective Time."

     The Company hereby agrees with the Underwriter as follows:

     SECTION 2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) It has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (No. 333-19613), including a preliminary prospectus subject to completion, relating to the Securities. The registration statement, as amended at the time it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case, financial statements and exhibits and the information (if any) contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement;" and the prospectus in the form first used to confirm sales of the Securities, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter referred to as the "Prospectus."

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission it (x)

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     complied in all material respects with the requirements of the Act and (y)
     did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date (as defined herein), the Registration Statement, the Prospectus and any amendments or supplements thereto, will conform in all material respects with the requirements of the Act, and at such effective time the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (together with the rules and regulations thereunder, the "1939 Act"), of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented if applicable, based upon written information furnished to the Company by the Underwriter specifically for use therein. When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus and any amendment or supplement thereto (if different) and at the Closing Date, the Indenture will have been qualified under and will conform in all material respects to the requirements of the 1939 Act.

          (c) Since the respective dates of the most recent financial statements appearing in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) the Company has not and, at and as of the Effective Time, will not have incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the condition, financial or otherwise, earnings, affairs or business prospects of the Company, (ii) the Company has not, and, at and as of the Effective Time, will not have purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, except as otherwise set forth in the Registration Statement and the Prospectus and (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company, except for those changes in capital stock and long-term indebtedness contemplated by the Transaction Documents.

          (d) The Company is and, after giving effect to the Transaction, will be, duly incorporated, and validity existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Registration Statement; The Company is and, after giving effect to the Transaction, will be, duly qualified as a foreign corporation to transact business, and is, and, after giving effect to the Transaction will be, in good standing in each jurisdiction in which either owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or prospects of the Company or (ii) materially and adversely affect the offering of the Securities or any of the other transactions contemplated by the Transaction Documents (any such event, a "Material Adverse Effect"). The Company has and at and as of the Effective Time, after giving effect to the Transaction, no subsidiaries.

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          (e) The Company has, and after giving effect to the Transaction, will have the authorized, issued and outstanding capitalization set forth in the Prospectus; all of the outstanding shares of capital stock of the Company are and, after giving effect to the Transaction will be duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar rights.

          (f) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of capital stock of, or other ownership interest in, the Company, except as otherwise disclosed in the Registration Statement. At and as of the Effective Date, there will be no outstanding subscriptions, rights, warrants options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of capital stock of, or other ownership interest in, the Company except as otherwise disclosed in the Registration Statement.

          (g) The Company is not, and after giving effect to the Transaction will not be (i) in violation of its charter documents, (ii) in breach or violation of any law, administrative regulation or administrative or court decree or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which its respective properties may be bound, other than with respect to clauses (ii) and (iii), breaches, violations or defaults which would not have a Material Adverse Effect.

          (h) No consent, approval, authorization or order of any court or governmental authority or agency, or third party is required for the performance of any of the Transaction Documents by the Company or the consummation of the transactions contemplated by the Transaction Documents, except such as may be required under state securities or Blue Sky laws. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is, or after giving effect to the Transaction, will be subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, rules, regulation or administrative or court decree.

          (i) The Company possesses, and after giving effect to the Transaction will possess adequate certificates, authorities, permits or other authorizations (collectively, "Permits") including, without limitation, under any applicable Environmental Laws (as defined herein), issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business as now or proposed to be conducted as set forth in the Prospectus. The Company has, and after giving effect to the Transaction will have fulfilled and performed all of its obligations with respect to such Permits in all material respects. The Company has, and after giving effect to the Transaction will not have received any notice or proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.


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          (j) There are no legal or governmental proceedings involving or affecting the Company or any of its properties or assets which are required to be described in a prospectus pursuant to the Act that are not described in the Prospectus, nor are there any material contracts or other documents which are required to be described in a prospectus pursuant to the Act that are not described in the Prospectus. There are no material contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act which have not been so filed. Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company threatened any action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, to which after the Company (both before and after giving effect to the Transaction) is a party, which affects the Company or, after giving effect to the Transaction, will effect the Company, which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (k) The Company has, and after giving effect to the Transaction, will have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it and necessary in the conduct of its business in each case free and clear of all liens, encumbrances and defects except (i) such as are referred to in the Prospectus, (ii) sales of inventory in the ordinary course of business or
     (iii) such as do not materially adversely affect the value of such property to it, and do not materially interfere with the use made and proposed to be made of such property by it. All leases, contracts and agreements to which the Company is, and after giving effect to the Transaction, will be a party or by which it is bound are valid and enforceable against it and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

          (l) The Company has, and after giving effect to the Transaction, will own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, know-how and other intellectual property (collectively, "Trademarks") necessary to conduct the business now or proposed to be operated by it as described in the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect; and the consummation of the transactions contemplated hereby and by the Prospectus will not alter or impair any such rights, except for such alterations or impairments as would not have a Material Adverse Effect. The Company has not and, after giving effect to the Transaction, will not have received any notice of infringement of or conflict with (or know of any such infringement of or conflict with) alleged rights of others with respect to any Trademarks (or questioning the validity or effectiveness of any license or other agreement or instrument relating thereto) which, if such alleged infringement or conflict were sustained, would have a Material Adverse Effect; and to the best knowledge of the Company, there is no valid basis for any such claim and the use of such Trademarks by the Company does not infringe on the rights of any person.

          (m) The Company has, and after giving effect to the Transaction, will have all the requisite corporate power and authority to executive, deliver and perform its obligations under each of the Transaction Documents (other than the Offering Documents); the Merger Agreement has been duly and validly authorized, executed and delivered by the Company and, each of the Transaction Documents and at and as of the Effective Time, will have been duly and validly authorized, executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company enforceable against the Company, in accordance with its terms; and the Transaction has been duly authorized by the stockholders of the Company.


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          (n) The Company has and, after giving effect to the Transaction, will have, all requisite corporate power and authority to execute, deliver and perform its obligations under the Offering Documents, as applicable, and to authorize, issue, sell and deliver the Securities as provided herein and therein.

          (o) There exists as of the date hereof and will exist on the Closing Date, after giving effect to the transactions contemplated by each of the Transaction Documents, no event or condition which would constitute a default or an event of default or other violation or breach of any Transaction Document. Each of the representations and warranties of the Company contained in each of the Transaction Documents (other than the Offering Documents) are true and correct in all material respects. Each of the Transaction Documents conforms to the description thereof in the Registration Statement in all material respects.

          (p) Except as disclosed in the Prospectus, and except as would not individually or in the aggregate have a Material Adverse Effect, (w) the Company is in compliance with all applicable Environmental Laws (as defined below), (x) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (y) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company and (z) the Company does not have knowledge of any circumstances with respect to any of its properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any of its properties or operations and the business operations relating thereto. For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means, with respect to any person, any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any published judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment binding on such person or any of its subsidiaries, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any such governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (q) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on its business, operations and properties of the Company, in the course of which it identifies and evaluates associate costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

          (r) The Company has not and, after giving effect to the Transaction, will not have violated any foreign, federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable foreign, federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case would singly or in the aggregate, have a Material Adverse Effect.


          (s) There is (i) no unfair labor practice complaint pending against the Company or, to the best knowledge of the Company, threatened against it, before the National Labor Relations

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     Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or, to the best knowledge of the Company, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or, to the best knowledge of the Company, threatened against it.

          (t) The Company carries and, after giving effect to the Transaction, will carry reasonably adequate insurance (including self-insurance) in such amounts and covering such risks as would be obtained by companies in the same or similar businesses in the ordinary course for the conduct of its business and the value of its properties.

          (u) Ernst & Young LLP are independent public accountants of the Company as required by the Act.

          (v) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its former subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements, except as otherwise stated therein. The statistical and market-related data (including, without limitation, the estimated cost savings information) included in the Registration Statement and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

          (w) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Prospectus
     (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Prospectus are reasonable in all material respects and the adjustments used therein are appropriate in all material respects to give effect to the transactions or circumstances referred to therein.

          (x) The Company is not, and after giving effect to the Transaction, will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (y) No holder of any security of the Company has any right to require registration of shares of common stock or any other security of the Company. At and as of the Effective Date, no holder of any security of the Company will have any right to require registration of shares of common stock or any other security of the Company.

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          (z) The Company has complied with all provisions of Section 517.075,
     Florida Statutes (Chapter 92-198, Laws of Florida).

          (aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements that conform with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (bb) The Company has and, after giving effect to the Transaction, will have filed all necessary federal, state and foreign income and franchise tax returns required to be filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company have been, and after giving effect to the Transaction, will be paid, other than those being contested in good faith and for which adequate reserves have been provided.

          (cc) Except as stated in the Prospectus, the Company does not know of any outstanding claims for services, either in the nature of a finder's fee, financial advisory fee, origination fee or similar fee, with respect to the transactions contemplated hereby.

          (dd) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and except insofar as the enforceability and the indemnity and contribution provisions contained in this Agreement may be limited by federal or state securities laws and the public policy underlying such laws.

          (ee) The Indenture has been duly qualified under the 1939 Act and has been duly authorized, and when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (ff) The Securities have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture, will conform in all material respects to the description thereof in the Prospectus and when delivered to and paid for by the Underwriter in accordance with this Agreement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (gg) Neither the Company nor any agent thereof acting on the behalf of its behalf has taken, and none of them will take, any action that might cause the New Credit Facility, this

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         Agreement or the issuance or sale of the Securities pursuant to the terms of this Agreement to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (hh) Immediately after the consummation of the Transaction, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; and the Company is not, nor will the Company after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby be,
     (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

     SECTION 3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF JWCAC. JWCAC represents and warrants to, and agrees with, the several Underwriters that:

          (a) JWCAC has been duly incorporated, and JWCAC is validity existing as a corporation in good standing under the laws of Delaware.

          (b) All of the outstanding shares of capital stock of JWCAC are duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar rights.

          (c) This Agreement has been duly authorized, executed and delivered by JWCAC. JWCAC has all the requisite corporate power and authority to executive, deliver and perform its obligations under each of the Transaction Documents to which it is a party; the Merger Agreement has been duly and validly authorized, executed and delivered by JWCAC and, each of the Transaction Documents to which it is a party will, as of the Closing Date, have been duly and validly authorized, executed and delivered by JWCAC and, each of the Transaction Documents to which JWCAC is a party constitute or will, as of the Closing Date, constitute a valid and legally binding obligation of JWCAC, enforceable against JWCAC in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (d) No consent, approval, authorization or order of any court or governmental authority or agency, or third party is required for the performance of any of the Transaction Documents by JWCAC or the consummation by JWCAC of the transactions contemplated by the Transaction Documents, except those which have been obtained. The execution, delivery and performance by JWCAC, to the extent it is a party thereto, of the Transaction Documents and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or default under, any material contract to which JWCAC is a party or by which it may be bound, nor will such action result in any violation of the provisions of the charter or by-laws of JWCAC or, except as would not have a Material Adverse Effect, any law, rule, regulation or administrative or court decree.

          (e) JWCAC was formed solely for the purpose of consummating the Transaction. JWCAC has no material assets or liabilities, conducts no business and is a party to no material agreements other than this Agreement and as described in the Prospectus.

          (f) Except as stated in the Prospectus, JWCAC does not know of any outstanding claims for services, either in the nature of a finder's fee, financial advisory fee, origination fee or similar fee, with respect to the transactions contemplated hereby.

     SECTION 4. PURCHASE, SALE AND DELIVERY OF SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company at a purchase price of __% of the principal amount thereof $100,000,000 principal amount of Securities.

     The Company will deliver the Securities to you for the accounts of the Underwriter, against payment of the purchase price therefor by same day funds drawn to the order of the Company or delivered by wire transfer in accordance with the Company's instructions, at the office of Latham & Watkins, New York, New York at 10:00 A.M., New York time, on March ___, 1997 or at such other place or time not later than seven full business days thereafter as you and the Company determine, such time being referred to herein as the "Closing Date."

     The certificates for all the Securities so to be delivered will be in such denominations and registered in such names as you request two full business days prior to the Closing Date and will be made available at the office of NationsBanc Capital Markets, Inc., Charlotte, North Carolina or, upon your request, through the facilities of The Depository Trust Company, for checking and packaging at least one full business day prior to the Closing Date.

     SECTION 5. OFFERING BY THE UNDERWRITER. After the Registration Statement becomes effective the Underwriter will offer the Securities for sale to the public on the terms as set forth in the Prospectus. The price at which the Securities will be sold to the public shall not be higher than the maximum price recommended by Piper Jaffray Inc. acting as a "qualified independent underwriter" (the "QIU"), within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Securities.

     SECTION 6. CERTAIN COVENANTS. The Company covenants and agrees with the Underwriter that:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

          (c) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective; (ii) of any request by the Commission for amendment of or a supplement to the Registration Statement, any preliminary prospectus or the Prospectus or for additional information;
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) during such period as in the opinion of counsel for the Underwriter a Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (d) As soon after the execution and delivery of this Agreement as practicable and thereafter from time to time for such period as in the opinion of counsel for the Underwriter a Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer, the Company will expeditiously deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto), in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Underwriter and by all dealers to whom the Securities may be sold, both in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (b) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriter and any dealers a reasonable number of copies thereof. In the event that the Company and the Underwriter agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (e) The Company will mail and make generally available to its security holders as soon as practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act (including Rule 158). The Company will also advise you in writing when such statement has been so made available.

          (f) The Company will deliver to you as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith) as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and each amendment thereto for the Underwriter.

          (g) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

          (h) During the period of two years hereafter or for such period of time as in the opinion of counsel for the Underwriter, a Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer, the Company will furnish to you as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders, if any, for such year, and the Company will furnish to you
     (i) as soon as available, a copy of each report (including, without limitation, quarterly reports containing the Company's consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows) or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request.

          (i) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing. The Company will timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act.

          (j) During the period beginning on the date hereof and continuing to and including the Closing Date, the Company will not offer, sell contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than the Securities), without your prior written consent.

          (k) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

          (l) The Company will apply the net proceeds from the sale of the Securities (together with any other net proceeds received pursuant to the Transaction) as set forth under "Use of Proceeds" in the Prospectus.

     SECTION 7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER. The obligations of the Underwriter to purchase and pay for the Securities on the Closing Date will be subject to satisfaction of each of the following conditions:

          (a) Each of the representations and warranties on the part of the Company and JWCAC contained herein shall be true and correct in all material respects on the date herein and on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 5:00 P.M. New York time, on the date of this Agreement, or such later time or date as shall have been consented to by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; and prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

          (c) You shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which, you have concluded, is material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

          (d) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company shall have no liability or obligation, direct or contingent, which is material to it, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate of the Company, dated the Closing Date, signed on its behalf by (x) the president or any vice president and (y) a principal financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 7 and confirming that the representations and warranties contained in Section 2 are true and correct with the same force and effect as though made on and as of the Closing Date.

          (e) As of the Closing Date, the Company will have delivered to the Underwriter true and correct executed copies of the Transaction Documents in the form as originally executed, together with all related documents, instruments and agreements and all schedules or exhibits thereto; there will have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto other than those as to which the Underwriter shall previously have been advised and shall not have reasonably objected after being furnished a copy thereof.

          (f) On the Closing Date, the Underwriter and the QIU shall have received a certificate, dated the Closing Date, of JWCAC, signed on behalf of such party by (x) the president or any vice president and (y) any other officer confirming, as of the Closing Date, the matters set forth in paragraph (a) of this Section 7 (as to JWCAC) and confirming that the representations and warranties of JWCAC contained in Section 3 are true and correct with the same force and effect as though made on and as of the Closing Date.

          (g) None of the issuance and sale of the Securities pursuant to this Agreement, the Acquisition or any of the other transactions contemplated by any of the Transaction Documents or the Prospectus shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement, the Merger Agreement, the New Credit Facility, the

     Acquisition or any of the other transactions contemplated by the Transaction Documents or the Prospectus, before any court or governmental authority.

          (h) On the Closing Date, the Underwriter and the QIU shall have received copies of all opinions delivered by any counsel, consultants or advisors to JWCAC or any of its affiliates, and such other certificates, documents and opinions reasonably obtainable by JWCAC or any of its affiliates delivered to any party under the Transaction Documents, in each case, together with letters addressed to the Underwriter and QIU, stating that the Underwriter and the QIU may rely on such certificates, documents and opinions as if they had been addressed to the Underwriter and the QIU.

          (i) The Underwriter and the QIU shall have received a favorable opinion of Sullivan & Worcester LLP, counsel for the Company, dated the Closing Date to the effect that:

               (i) The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

               (ii) The Company has the authorized, issued and outstanding capital stock as set forth in the Prospectus; all of the outstanding shares of capital stock of the Company has been duly authorized and validly issued, are fully paid and nonassessable and were not, to the best of such counsel's knowledge, issued in violation of any preemptive or similar rights.

               (iii) To the knowledge of such counsel, there are, and after giving effect to the Transaction, will be, no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of the Company, except as described in the Prospectus.

               (iv) The Company has all the requisite corporate power and authority to execute, deliver and perform its respective obligations under each of the Transaction Documents to which it is a party.

               (v) The Company has duly authorized, executed and delivered each of the Transaction Documents to which it is party.

               (vi) The Company has duly and validly authorized this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company.

               (vii) The Indenture has been duly qualified under the 1939 Act. The Company has duly and validly authorized, executed and delivered the Indenture, and the Indenture constitutes a valid and binding agreement of, the Company enforceable against it in accordance with its terms except that (a) the obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, marshaling or other similar laws affecting generally creditors' rights and remedies, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief.

               (viii) The Company has, and after giving effect to the Transaction, will have duly authorized the Securities, which, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be valid and binding obligations of the Company enforceable against the Company (both before and after giving effect to the Transaction) in accordance with their terms except that (a) the obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, marshaling or other similar laws affecting generally creditors' rights and remedies, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief, and will be entitled to the benefits of the Indenture.

               (ix) The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Prospectus.

               (x) JWCAC has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware.

               (xi) All of the outstanding shares of capital stock of JWCAC have been duly authorized and validly issued, are fully paid and nonassessable and were not, to the best of such counsel's knowledge, issued in violation of any preemptive or similar rights.

               (xii) JWCAC has, both before and after giving effect to the Transaction, all the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party.

               (xiii) JWCAC has duly authorized, executed and delivered each of the Transaction Documents to which it is a party.

               (xiv) The Transaction Documents constitute valid and legally binding obligations of JWCAC, enforceable against JWCAC (to the extent JWCAC is a party thereto), in accordance with its terms, except that
          (a) the obligations, rights and remedies of parties may be limited by
          (i) bankruptcy, insolvency, reorganization, moratorium, marshaling or other similar laws affecting generally creditors' rights and remedies, and (ii) general principles of equity (regardless of whether considered in a proceedings at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief.

               (xv) No consent, approval, authorization or order of any court or governmental authority or agency, or third party is required (which has not been obtained) for the performance of any of the Transaction Documents by JWCAC (to the extent JWCAC is a party thereto) or the consummation by JWCAC of the transactions contemplated by the

          Transaction Documents, except as may be required under state securities or Blue Sky laws. To the best of their knowledge and information, the execution, delivery and performance by JWCAC of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach of, or default under (or an event which with notice or passage of time or both would constitute or a default under) or violation of any of (A) any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which is a party or by which it may be bound or to which any of its property or assets is, and at and as of the Effective Time will be subject, (B) the provisions of the charter or by-laws of JWCAC, or (C) (assuming compliance with all applicable state securities or Blue Sky laws) any law, administrative regulation or administrative or court decree applicable to JWCAC or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

               (xvi) The Registration Statement is effective under the Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

               (xvii) No consent, approval, authorization or order of any court or governmental authority or agency, or third party is required (which has not been obtained) in connection with the consummation by the Company of the transactions contemplated by the Transaction Documents, except such as may be required under state securities or Blue Sky laws. To the best of their knowledge and information, the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach of, or default under (or an event which with notice or passage of time or both would constitute or a default under) or violation of any of (A) any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which is a party or by which it may be bound or to which any of its property or assets is, and at and as of the Effective Time will be subject, (B) the provisions of the charter or by-laws of the Company, or (C) (assuming compliance with all applicable state securities or Blue Sky laws) any law, administrative regulation or administrative or court decree applicable to the Company or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

               (xviii) To the best of their knowledge and information, the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach of, or default under (or an event which with notice or passage of time or both would constitute or a default under) or violation of any of (A) any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which is a party or by which it may be bound or to which any of its property or assets is, and at and as of the Effective Time will be subject, (B) the provisions of the charter or by-laws of the Company, or (C) (assuming compliance with all applicable state securities or Blue Sky laws) any law, administrative regulation or administrative or court decree applicable to the Company or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

               (xix) The Company is not, and after giving effect to the Acquisition to will not be in violation of its charter documents.

               (xx) After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company is, and after giving effect to the Acquisition will be a party or to which any of its properties is or will be subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any material contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed as required.

               (xxi) To such counsel's knowledge, no legal or governmental proceedings are pending or threatened to which the Company is, or after giving effect to the Acquisition, will be a party or to which any of its properties is subject which, if determined adversely to such party would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Securities or the consummation of the other transactions contemplated by the Transaction Documents.

               (xxii) The Company is not, and after giving effect to the Acquisition will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (xxiii) Neither the consummation of the transactions contemplated by the New Credit Facility and this Agreement nor the issuance or sale of the Securities will violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               (xxiv) Such counsel is of the opinion that the Registration Statement (other than the financial statements and other financial information included therein, as to which no opinion need be expressed) complies as to form in all material respects with the requirements of the Act and the Rules and Regulations.

               (xxv) In addition to the foregoing, although such counsel has not verified, are not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel has reviewed and discussed such statements with certain directors and officers of the Company, its accountants, the Underwriter and its counsel and in the course of such review and discussion, no facts come to our attention that lead such counsel to believe that (other than the financial statements and other financial and statistical information included therein, as to which no belief need be expressed and except for that part of the Registration Statement that constitutes the Form T-1) the Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or to believe that the Prospectus, as amended or supplemented at the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          With respect to subparagraph (xxv) of paragraph (i) above, such counsel may state its belief is based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to paragraphs (vii) and (viii) of paragraph (i) above, (A) such counsel may limit such opinions insofar as, enforcement of any rights may be (x) subject to an implied duty to take action and make determinations on a reasonable basis and in good faith, and (y) limited by the following general principles of contract law: (I) the unenforceability of provisions to the effect that provisions therein may only be amended or waived in writing to the extent that an oral agreement modifying such provisions has been entered into, and (II) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable portion is not an essential part of the agreed exchange and
     (B) such counsel need not provide an opinion as to (x) the enforceability of the premium described in the second paragraph of Section 6.02 of the Indenture, to the extent that a court may find that such premium constitutes a penalty, (y) the effectiveness of prospective waivers of rights to notice or a hearing, or other rights granted by constitution or statue, powers of attorney, provisions purporting to relieve parties of the consequences of their own negligence or misconduct, or provisions granting indemnity or a right of contribution (which may be limited by federal or state securities laws or public policy), or provisions purporting to establish evidentiary standards, or (z) whether state court outside of the State of New York or a Federal court would give effect to the choice of New York law provided for in the Indenture.

          (j) The Underwriter and the QIU shall have received a favorable opinion of Latham & Watkins, counsel for the Underwriter, dated the Closing Date, in form and substance satisfactory to you.

          (k) The Underwriter and the QIU shall have received from Ernst & Young LLP, two letters, the first delivered the day of but prior to the execution of, and dated the date of, this Agreement and the other dated the Closing Date, addressed to the Underwriter and the QIU, in the form heretofore agreed (and in the case of the second such letter consistent with the first such letter) with such variations as are reasonably acceptable to you.

          (l) Each of the Stock Purchase and the Note Retirements, shall have been consummated on the terms and conditions set forth in the Transaction Documents (without waiver).

          (m) On the Closing Date:

               (i) the Certificate of Merger with respect to the Merger shall be in form and substance satisfactory to the Underwriter and Latham & Watkins, counsel for the Underwriter, shall have been pre-cleared for filing with the Secretary of State of the State of Delaware and shall be ready in all respects for filing immediately upon consummation of each of the transactions contemplated by the Prospectus to be consummated prior to the Merger;

               (ii) the New Credit Facility with aggregate advances and commitments thereunder of not less than $38.0 million shall be in full force and effect, no event shall have occurred and no event shall have failed to occur, which would relieve the lenders under the New Credit Facility (the "Lenders") of their obligation to advance funds, or preclude them from advancing funds to the Company thereunder, and concurrently with the Closing the Lenders shall have advanced funds under the New Credit Facility in such amounts as are necessary to fund the Acquisition (after giving effect to the Equity Financing and the sale of the Securities hereunder); and

               (iii) the Equity Financing shall have been consummated on terms and conditions satisfactory to the Underwriter and the existing preferred stock of Holding shall have been exchanged for new preferred stock of Holding having terms and conditions acceptable to the Underwriter.

          (n) Simultaneously with the Closing, the closing contemplated by the Merger Agreement, including, without limitation, the Merger, shall have been consummated in accordance with the terms of the Merger Agreement.

          (o) Counsel for the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require.

     SECTION 8. PAYMENT OF EXPENSES. Whether or not any of the transactions contemplated hereby are consummated, or this Agreement is terminated, the Company agrees to pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), the Prospectus, each preliminary prospectus, and all amendments and supplements to any of them, (ii) the preparation, printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities, (iii) the registration with the Commission, and the issuance by the Company of the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as described in Section 6(e) (including the reasonable fees and disbursements of your counsel relating to such registration or qualification),
(v) the fees and expenses of rating agencies, (vi) the furnishing of such copies of the Registration Statement, Prospectus and preliminary prospectus, and all amendments and supplements to any of them, as may be reasonably requested by you; (vii) filings and clearance with the NASD in connection with the offering;
(viii) the listing of the Securities on a stock exchange or automated quotation system, if any; (ix) the QIU (including fees and disbursements of counsel for the QIU); (x) expenses of the Company in connection with any meetings with prospective investors in the Securities; (xi) advertising relating to the offering of the Securities (to the extent specifically approved by the Company); and (xii) the performance by the Company of its other obligations under this Agreement, including (without limitation) the fees of the Trustee, the costs of the Trustee's personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities, all expenses and taxes incident to the sale and the delivery of the Securities to you, and fees and expenses of counsel for the Company for providing such opinions as you may reasonably request.

     If this Agreement is terminated by you in accordance with the provisions of
Section 7 or Section 11, the Company and JWCAC jointly and severally shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 9. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or judgments (including without limiting the foregoing the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this Section 9(a).

     (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages liabilities and judgments (including without limiting the foregoing the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or
(iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests among them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act and (b) the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for the Company its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent; but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than twenty business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriter and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 9(d), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company and JWCAC submitted pursuant hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter by or on behalf of the Company, its officers or directors, and shall survive acceptance and payment for the Securities hereunder.

     SECTION 11. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

     This Agreement may be terminated for any reason at any time prior to the Closing Date by the Underwriter upon the giving of written notice of such termination to the Company, if prior to the Closing Date (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of the Underwriter impracticable or inadvisable to market the Securities in the manner contemplated in the Prospectus or enforce contracts for the sale of the Securities, or (iii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the NASDAQ National Market System has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or the NASDAQ National Market System or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Section 8, the indemnity agreement and contribution provisions set forth in Section 9, and the provisions of Sections 10, 13 and 14 shall remain in effect.

     SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications. Notice to the Underwriter shall be directed to NationsBanc Capital Markets, Inc., 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Syndicate; notices to the Company shall be directed to such party at Central Tractor Farm & Country, Inc., 3915 Delaware Avenue, Des Moines, Iowa 50316-0330, Attention: President (with a copy to the Treasurer) with a copy to J.W. Childs Associates, L.P., One Federal Street, 21st Floor, Boston, Massachusetts 02110.

     SECTION 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company, JWCAC, the Underwriter, each director, officer and any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

     SECTION 14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

     This Agreement may be signed in two or more counterparts each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return it to us.


                                     Very truly yours,

                                     CENTRAL TRACTOR FARM & COUNTRY, INC.



                                     By:
                                           -----------------------------------
                                     Name:
                                     Title:


                                     JWC ACQUISITION I, INC.



                                     By:
                                           -----------------------------------
                                     Name:
                                     Title:



NATIONSBANC CAPITAL MARKETS, INC.



By
      -----------------------------
Name:
Title: